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                                                                    EXHIBIT 99.1

April 21, 2004

CONTACT: George Toth, Interim President
         The Sands Hotel and Casino
         Atlantic City, NJ
         609-441-4751



                       Sands To Delist 11% Notes due 2005

Atlantic City, New Jersey - GB Holdings, Inc. (Amex: GBH) (the "Company") which through its wholly-owned subsidiary Greate Bay Hotel & Casino, Inc. ("GBHC"), owns and operates The Sands Hotel and Casino in Atlantic City, today announced that on January 13, 2004, the Securities and Exchange Commission (the "Commission") granted the application of GB Property Funding Corp. ("Funding"), the Company, and GBHC to delist the 11% Notes due 2005 (the "Notes"), issued by Funding and guaranteed by the Company and GBHC, from trading on the American Stock Exchange. On January 14, 2004, the American Stock Exchange suspended the Notes from trading, but on February 2, 2004, the American Stock Exchange resumed trading of such Notes. On April 12, 2004, the Commission granted the application of Funding, the Company, and GBHC to delist the Notes, effective on April 19, 2004 and on April 19, 2004, the American Stock Exchange delisted the Notes.